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                        STOCK YARDS BANK & TRUST COMPANY
                         SENIOR OFFICERS SECURITY PLAN
                                       #2
                                    PURPOSE

    The purpose of the Stock Yards Bank & Trust Company Senior Officers Security Plan #2 is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Stock Yards Bank & Trust Company.

                        STOCK YARDS BANK & TRUST COMPANY
                         SENIOR OFFICERS SECURITY PLAN
                                       #2
                               TABLE OF CONTENTS

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ARTICLE I           DEFINITIONS..........................................................................           1
ARTICLE II          ELIGIBILITY AND MEMBERSHIP...........................................................           1
ARTICLE III         DEATH BENEFIT........................................................................           2
ARTICLE IV          DISABILITY BENEFIT...................................................................           2
ARTICLE V           RETIREMENT BENEFIT...................................................................           3
ARTICLE VI          FORFEITURE OF BENEFITS...............................................................           3
ARTICLE VII         SOURCE OF BENEFITS...................................................................           3
ARTICLE VIII        TERMINATION OF PARTICIPATION.........................................................           4
ARTICLE IX          TERMINATION, AMENDMENT, MODIFICATION OF SUPPLEMENT OF PLAN...........................           4
ARTICLE X           RIGHT TO ACQUIRE INSURANCE...........................................................           5
ARTICLE XI          ADMINISTRATION OF THE PLAN...........................................................           5
ARTICLE XII         BENEFICIARY..........................................................................           6
ARTICLE XIII        LEAVE OF ABSENCE.....................................................................           6
ARTICLE XIV         TERMINATION OF EMPLOYMENT............................................................           6
ARTICLE IV          OTHER BENEFITS AND AGREEMENTS........................................................           7
ARTICLE XVI         RESTRICTIONS OF ALIENATION OF BENEFITS...............................................           7
ARTICLE XVII        MISCELLANEOUS........................................................................           7
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                                   ARTICLE I
                                  DEFINITIONS

    For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the indicated meanings:

    1.1 "Beneficiary" shall mean the person or persons or the estate of a Member entitled to receive any benefits under this plan.

    1.2 "Change of Control" shall mean the acquisition, whether by sale, exchange of shares, merger, consolidation, or other means by one or more persons, firms or entities of at least twenty-five percent (25%) of the issued and outstanding common capital stock in the Bank or the Holding Company (other than established for the benefit of any current shareholder or by the personal representative of any current shareholder as a result of the death or incapacity of any current shareholder) or the acquisition by one or more persons, firms or entities or acquisition by such persons, firms or entities of at least twenty-five (25%) of the Bank's or the Holding Company's assets as the same would be reflected on a pro forma balance sheet of the Bank or the Holding Company as of the date of the closing of such sale, but with such assets being reflected at the greater of their book value or their fair market value.

    1.3 "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of Article XI hereof.

    1.4 "Bank" shall mean the Stock Yards Bank & Trust Company.

    1.5 "Employee" shall mean any person who is in the regular full-time employment of the Bank as determined by the personnel rules and practices of the Bank. The term does not include persons who are retained by the Bank as consultants only.

    1.6 "Holding Company" shall mean S.Y. Bancorp, Inc.

    1.7 "Member" shall mean an Employee who is selected and elects to participate in the Plan as provided in Article II hereof.

    1.8 "Plan" shall mean the Stock Yards Bank & Trust Company Senior Officers Security Plan #2.

    1.9 "Plan Agreement" shall mean the form of written agreement, attached hereto as Exhibit 1 which is entered into by and between the Bank and an Employee selected to become a Member as a condition to membership in the Plan.

    1.10 "Retirement" and "Retire" shall mean severance from employment with the Bank after satisfaction of conditions of age or service established by the Bank pursuant to this Agreement or otherwise.

    1.11 "Total Disability" of any Employee will mean that the Employee is unable, because of bodily injuries sustained or disease originating after becoming a Member of the Plan to perform any and every duty of the Employer's regular occupation. However, after a period of such Total Disability has continued for 60 months, the Employee will be deemed to be totally disabled only if unable, because of such bodily injury or sickness, to perform any and every duty of any occupation for which the Employee is reasonably fitted by education, training or experience. The total and irrecoverable loss of the sight of both eyes, or the use of both hands or both feet or of one hand and one foot, will be considered Total Disability.

                                   ARTICLE II
                           ELIGIBILITY AND MEMBERSHIP

    2.1 In order to be eligible for membership in the Plan, an Employee must be selected by the Board of Directors of the Bank which, in its sole discretion, shall determine eligibility for membership in accordance with the purposes of the Plan.

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    2.2 An Employee, after having been selected for membership shall, as a condition to membership, complete and return to the Committee a duly executed Plan Agreement, in the form attached as Exhibit 1 and Exhibit 2 hereof electing to participate in the Plan and agreeing to the terms thereof.

                                  ARTICLE III
                                 DEATH BENEFIT

    3.1 In the event a Member dies before his 65th birthday, the Bank will pay or cause to be paid a Death Benefit to such Member's Beneficiary in the amount or amounts set forth in his Plan Agreement and as therein specified, commencing on the first day of the month following the date of death of the Member, or as otherwise therein specified. In the event the Death Benefit set forth in the Plan Agreement is a Split Dollar Life Insurance Policy or other similar policy. The obligation of the Bank shall be to pay the premiums on said policy as set forth in the Plan Agreement and in such event the Death Benefit shall be the proceeds of the policy, if any, payable to the Employee under the Plan Agreement, and the Bank shall have no obligation to make any payment other than the premiums on said policy. The obligation of the Bank to pay premiums on said policy shall cease upon termination of this Plan Agreement pursuant to Article IX hereof.

    3.2 The Bank will continue to pay or cause to be paid the premiums on such policy or other designated Death Benefit only if (a) at the time of such Member's death prior to age 65, (i) Member was an Employee and had not retired prior to age 65, or was then on authorized leave of absence; or (ii) Member was not an Employee but had not forfeited his benefits as provided in Article VI;
(b) such death was due to causes other than suicide within two years after the date of his Plan Agreement; and (c) Member's Plan Agreement had been kept in force until such time of death.

    3.3 If a Member has attained the age of 60, becomes Totally Disabled, or a Change of Control has occurred and such Member then ceases to be an Employee, the Death Benefit payable hereunder shall be the present value of the Retirement Benefit discounted at 7% to the date of death in lieu of any other Death Benefit provided for herein or in the Plan Agreement.

                                   ARTICLE IV
                               DISABILITY BENEFIT

    4.1 If an Employee, while employed, becomes Totally Disabled before age 65, and if such Total Disability continues for more than six (6) months, such Member shall be entitled to the disability benefit provided in the Employee Plan Agreement for so long as the Total Disability continues, but in no event shall such benefit accrue past the Member's 65th birthday.

    4.2 In the event a Member dies prior to attaining age 65 while entitled to any accrued disability benefit, the Death Benefit provided in Article III will be paid to the Member's Beneficiary and further accrual of the disability benefit shall terminate with any unpaid accrued disability benefit also being paid to the Member's Beneficiary.

    4.3 If while entitled to the disability benefit a Member attains the age of 65, he shall thereupon retire.

    4.4 The determination of what constitutes Total Disability and the removal thereof for purposes of this Article, shall be made by the Committee, in its sole discretion in accordance with the definition of Total Disability found in
Section 1.11, and such other information considered relevant by the Bank, and the Committee's determination shall be conclusive.

    4.5 The date of payment of the disability benefit shall be determined by the Committee. Disability benefits shall be paid to the Member in substantially equal payments beginning no later than the Member's age 65. No interest shall accrue on any deferred payments to the disability benefit

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                                   ARTICLE V
                               RETIREMENT BENEFIT

    5.1 If (a) (i) a Member has remained an Employee until he becomes Totally Disabled, or (ii) remains an Employee until age 60 and shall then retire, or a Member is not an Employee at age 60 but there had occurred a Change of Control while the Member was an Employee; and (iii) if the Plan and his Plan Agreement have been kept in force, the Bank will pay or cause to be paid to such Member, as a Retirement Benefit, the amount set forth in his Plan Agreement as soon as possible following the later of (i) the Member's retirement or (ii) the Member's attaining age 65.

    5.2 If a Member shall die after becoming entitled to a Retirement Benefit (whether retirement is before or after age 65), but before such entitlement is fully satisfied, the Retirement Benefit payments then remaining unpaid to such Member shall be paid to such Member's Beneficiary, in accordance with the payment schedule pursuant to which payments are being made under Sections 5.1.

    5.3 If a Member dies after attaining age 65 but before he retires, all Retirement Benefit payments which would have been paid had such Member retired on the date of his death shall be paid to such Member's Beneficiary in accordance with his Plan Agreement, commencing on the first day of the month following the date of death of such Member.

    5.4 If a Member dies under the circumstances set forth in Sections 5.2 and
5.3 above, then no Death Benefit as provided for in Article III shall be payable to his Beneficiary, but such Beneficiary shall receive his Retirement Benefit payments as set forth in said Section; provided, however, a Member may irrevocably elect, by so indicating in his Plan Agreement, to have any Retirement Benefit to which he would have become entitled upon retirement to be accumulated by the Bank and paid to his beneficiary as a Death Benefit at the time of his death in the manner set forth in his Plan Agreement.

    5.5 If Employee has attained the age of 60 or a Change of Control has occurred, the Retirement Benefit may be altered by mutual agreement of the Employee and the Bank.

                                   ARTICLE VI
                             FORFEITURE OF BENEFITS

    6.1 Notwithstanding any provision hereof to the contrary, a Member who ceases to be an Employee for whatever reason prior to age 60, with or without cause, voluntary or involuntary shall forfeit any and all benefits provided for herein or in the Member's Plan Agreement unless prior to such termination such Member shall have (i) become Totally Disabled, (ii) shall die, or (iii) a Change of Control shall have occurred. The Bank in its sole discretion may waive all or any part of this forfeiture provision.

                                  ARTICLE VII
                               SOURCE OF BENEFITS

    7.1 Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Bank which may be looked to for such payment. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Bank and a Member.

    7.2 While the Bank shall no be obligated to invest in any specific asset or fund, or purchase any insurance policy in order to provide the means for payment of any liabilities under the Plan, the Bank may elect to do so and, in such event, no Member shall have any interest whatever in such asset, fund or insurance policy. In the event the Bank elects to purchase insurance contracts on the life of a Member as a

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means of making, offsetting or contributing to any payment, in full or in part, which may become due and payable by the Bank under the Plan or a Member's Plan Agreement, such Member agrees to cooperate in the securing of life insurance on his life by furnishing such information as the Bank and the insurance carrier may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking any such additional physical examinations as may be requested, and taking any other action which may be requested by the Bank and the insurance carrier to obtain such insurance coverage. If a Member does not cooperate in the securing of such life insurance, or if the Bank for any reason is unable to obtain life insurance in the requested amount on the life of a Member, the Bank shall have no further obligation to such Member under the Plan and such Member's Plan Agreement shall terminate.

    7.3 The Bank shall be the sole owner of any insurance policy or policies acquired on the life of a Member, with all incidents of ownership therein, including (but not limited t0) the right to cash and loan values, dividends (if any), death benefits, and the right of termination thereof unless otherwise provided for in any other agreement with regard thereto, and a Member shall have no interest whatever in such policy of policies (if any), and shall exercise none of the incidents of ownership thereof.

    7.4 The Bank shall have no obligation of any nature whatsoever to a Member under the Plan or Member's Plan Agreement, except as otherwise expressly provided in the Plan, if the Bank purchases life insurance on a Member's life pursuant to the Plan and the circumstances of the Member's death preclude payment of death proceeds under the contract.

                                  ARTICLE VIII
                          TERMINATION OF PARTICIPATION

    8.1 A Member reserves the right to terminate his participation in the Plan and his Plan Agreement at his election at any time by giving the Bank written notice of such termination not less than 30 days (i) prior to the anniversary date of any policy or policies or insurance on the life of such Member which may be in force and utilized by the Bank in connection with the Plan or (ii) prior to the date a Member selects for termination if no insurance contract or policy is in effect.

                                   ARTICLE IX
           TERMINATION, AMENDMENT, MODIFICATION OR SUPPLEMENT OF PLAN

    9.1 The Bank reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, at any time and from time to time. The Bank likewise reserves the right to terminate, amend, modify or supplement any Plan Agreement, wholly or partially, at any time and from time to time. Such right to terminate shall be exercised for the Bank by the Committee; provided, however, that:

        (a) No action to terminate the Plan shall be taken except upon written notice to each Member to be affected thereby, which notice shall be given not less than 30 days prior to such action;

        (b) The Committee shall take no action to terminate the Plan or a Plan Agreement with respect to a Member or his Beneficiary after the payment of any benefits pursuant to Article III, Article IV or Article V of this Plan has commended and has not been completed;

        (c) No action to terminate the Plan shall be taken with respect to an Employee (i) who is Totally Disabled; (ii) has died; or (iii) was a Member at the time this Plan Agreement was in effect and a Change of Control occurred.

    9.2 Upon the termination of this Plan or any Plan Agreement, respectively, by either the Committee or a Member in accordance with the provisions for such termination, neither the Bank nor the Committee shall be of any further obligation under either this Plan or any Plan Agreement so terminated, except as may be provided for in Article X.

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                                   ARTICLE X
                           RIGHT TO ACQUIRE INSURANCE

    10.1 If the Bank terminates the Plan, and if the Member's Plan Agreement has been kept in force until such time, and if the Bank, pursuant to the terms of the Plan, is then utilizing a policy or policies of insurance on the life of such Member, then the Member, within thirty (30) days after such termination or discontinuance, shall have the right to request the Bank convey ownership of any such insurance policy of policies, subject to all loans and other charges outstanding against such policy or policies, including loans made for the purpose of reimbursing the Bank for interest and other costs incurred as a result of maintenance of the policy. The decision of the Bank to so convey such policy or policies shall be at the Bank's sole discretion.

                                   ARTICLE XI
                           ADMINISTRATION OF THE PLAN

    11.1 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and Members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board of Directors of the Bank. Any such Member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall e filled promptly by the Board of Directors of the Bank. Each person appointed b Member of the Committee shall signify his acceptance by filing a written acceptance with the Secretary of the Committee.

    11.2 The Board of Directors of the Bank may designate one of the members of the Committee as Chairman and may appoint a Secretary who need not be a Member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more Members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

    11.3 All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the Members are present, or in writing by all the Members at the time of office if they act without a meeting.

    11.4 Subject to the Plan, the Committee shall from time to time establish rules, form, and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The Committee shall have the exclusive right to determine (i) disability in respect of a Member and (ii) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence as the Committee, in its sole judgment, may require. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Bank and all persons having or claiming to have any right or interest in or under the Plan.

    11.5 The Members of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountant and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

    11.6 No Member of the Committee shall be liable for any act or omission of any other Member of the Committee, nor for any act or omission on his own part, excepting only his own willful misconduct. The Bank shall indemnify and save harmless each Member of the Committee against any and all expenses and

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liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a Member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such Member of the Committee may be entitled as a matter of law.

    11.7 In addition to the powers herein above specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Members and their Beneficiaries and to authorize all disbursements for such purposes.

    11.8 To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Members, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

    11.9 The Committee shall also have the power, in its sole discretion, to change the manner and time of payments to be made to a Member or his Beneficiary from that set forth in the Member's Plan Agreement, if requested to do so by such Member of Beneficiary.

                                  ARTICLE XII
                                  BENEFICIARY

    12.1 A Member shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate space in the Plan Agreement. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Member shall have the right to change the Beneficiary by submitting to the Committee a change of Beneficiary in the form attached as Exhibit 3 hereof; provided, however, no change of beneficiary shall be effective until acknowledged in writing by the Bank. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, the Bank shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank, in good faith and in accordance with this Plan, shall fully discharge the Bank from all further obligations with respect to such payment.

                                  ARTICLE XIII
                                LEAVE OF ABSENCE

    13.1 If a Member is authorized by the Bank for any reason, including military, medical or other, to take a leave of absence from employment, the leave of absence shall be counted as service with the Bank.

                                  ARTICLE XIV
                           TERMINATION OF EMPLOYMENT

    14.1 The Plan and Plan Agreement, either singly or collectively, do not in any way obligate the Bank or any subsidiary of the Bank to continue the employment of a Member with the Bank, nor dies either limit the right of the Bank at any time and for any reason to terminate the Member's employment. Termination of a Member's employment with the Bank for any reason, whether by action of the Bank or Member shall immediately terminate his participation in the Plan and his Plan Agreement, and all further obligations of either party hereunder, except as may be otherwise provided herein. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their term, or implications constitute an employment contract of any nature whatsoever between the Bank and a Member.

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                                   ARTICLE XV
                         OTHER BENEFITS AND AGREEMENTS

    15.1 The benefits provided for a Member and Member's Beneficiary under the Plan are in addition to any other benefits available to such Member under any other plan or program of the Bank for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Bank or a Member. Moreover, benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Bank or any of its subsidiaries which is qualified under Sections 401(a) and 501(a), Internal Revenue Code of 1954, as amendment.

                                  ARTICLE XVI
                     RESTRICTION ON ALIENATION OF BENEFITS

    16.1 No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Member or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall cease and determine, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Member or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

                                  ARTICLE XVII
                                 MISCELLANEOUS

    17.1 Any notice which shall be or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at Post Office Box 32890, Louisville, Kentucky 40232, marked for the attention of the Secretary, Administrative Committee, Senior Officers Security Plan #2; or if notice to a Member, addressed to the address shown on such Member's Plan Agreement.

    17.2 Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

    17.3 The Plan shall be binding upon the Bank and its successors and assigns, and upon a Member, his Beneficiary, assigns, heirs, executors and administrators.

    17.4 The Plan and Plan Agreement shall be governed and construed under the laws of the Commonwealth of Kentucky as in effect at the time of their adoption and execution, respectively.

    17.5 Masculine pronouns wherever used shall include female pronouns and the singular shall include the plural.

    17.6 Any corporation which is a subsidiary of the Bank may, with the approval of the Bank, adopt this Plan and thereby come within the definition of Bank in Article I hereof.

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